Exhibit 99.2

Innovative Industrial Properties Third Quarter 2023 Supplemental Financial Information

Innovative Industrial Properties 2 Overview Forward - Looking Statements 3 Company Overview 4 Financial Information Quarterly Performance Summary 5 Balance Sheet 6 Net Income 7 FFO, Normalized FFO, and AFFO Reconciliation 8 Historical Net Income 9 Historical FFO, Normalized FFO, and AFFO Reconciliation 10 Statements of Cash Flows 11 Portfolio Data Capital Commitments 12 Leasing Summary 13 Top Tenants Overview 14 Property List 15 – 17 Secured Loans 18 Capitalization Capital and Debt Summary 19 Definitions 20 – 21 Analyst Coverage 22 Senior Management Team and Board of Directors 23 Table of Contents

Innovative Industrial Properties 3 Forward - Looking Statements This Supplemental Financial Information Package include "forward - looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995 , Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended) that are subject to risks and uncertainties . In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward - looking statements . Likewise, our statements regarding anticipated growth in our funds from operations and anticipated market and regulatory conditions, our strategic direction, our dividend rate and policy, demographics, results of operations, plans and objectives are forward - looking statements . Forward - looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events . Forward - looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them . We do not guarantee that the transactions and events described will happen as described (or that they will happen at all) . You can identify forward - looking statements by the use of forward - looking terminology such as "believes“, "expects“, "may“, "will“, "should“, "seeks“, "approximately“, "intends“, "plans“, "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases . You can also identify forward - looking statements by discussions of strategy, plans or intentions . The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward - looking statements : rates of default on leases for our assets ; concentration of our portfolio of assets and limited number of tenants ; the estimated growth in and evolving market dynamics of the regulated cannabis market ; the demand for regulated cannabis facilities ; inflation dynamics ; our ability to improve our internal control over financial reporting, including our inability to remediate an identified material weakness, and the costs and the time associated with such efforts ; the impact of pandemics on us, our business, our tenants, or the economy generally ; war and other hostilities, including the conflicts in Ukraine and Israel ; our business and investment strategy ; our projected operating results ; actions and initiatives of the U . S . or state governments and changes to government policies and the execution and impact of these actions, initiatives and policies, including the fact that cannabis remains illegal under federal law ; availability of suitable investment opportunities in the regulated cannabis industry ; our understanding of our competition and our potential tenants’ alternative financing sources ; the expected medical - use or adult - use cannabis legalization in certain states ; shifts in public opinion regarding regulated cannabis ; the potential impact on us from litigation matters, including rising liability and insurance costs ; the additional risks that may be associated with certain of our tenants cultivating, processing and/or dispensing adult - use cannabis in our facilities ; the state of the U . S . economy generally or in specific geographic areas ; economic trends and economic recoveries ; our ability to access equity or debt capital ; financing rates for our target assets ; our level of indebtedness, which could reduce funds available for other business purposes and reduce our operational flexibility ; covenants in our debt instruments, which may limit our flexibility and adversely affect our financial condition ; our ability to maintain our investment grade credit rating ; changes in the values of our assets ; our expected portfolio of assets ; our expected investments ; interest rate mismatches between our assets and our borrowings used to fund such investments ; changes in interest rates and the market value of our assets ; the degree to which any interest rate or other hedging strategies may or may not protect us from interest rate volatility ; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters ; our ability to maintain our qualification as a real estate investment trust for U . S . federal income tax purposes ; our ability to maintain our exemption from registration under the Investment Company Act of 1940 ; availability of qualified personnel ; and market trends in our industry, interest rates, real estate values, the securities markets or the general economy . The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance . In addition, we discussed a number of material risks in our most recent Annual Report on Form 10 - K and subsequent Quarterly Reports on Form 10 - Q . Those risks continue to be relevant to our performance and financial condition . Moreover, we operate in a very competitive and rapidly changing environment . New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward - looking statements . Any forward - looking statement made by us speaks only of the date on which we make it . We undertake no obligation to publicly update or revise any forward - looking statements, whether as a result of new information, future events or otherwise, except as may be required by law . Stockholders and investors are cautioned not to unduly rely on such forward - looking statements when evaluating the information presented in our filings and reports . Market and industry data are included in this presentation . We have obtained substantially all of this information from internal studies, public filings, other independent published industry sources and market studies prepared by third parties . We believe these internal studies, public filings, other independent published industry sources and market studies prepared by third parties are reliable . However, this information may prove to be inaccurate . No representation or warranty is made as to the accuracy of such information . All amounts shown in this report are unaudited . This Supplemental Financial Information Package is not an offer to sell or solicitation to buy securities of Innovative Industrial Properties, Inc . Any offers to sell or solicitations to buy securities of Innovative Industrial Properties, Inc . shall be made only by means of a prospectus approved for that purpose .

Innovative Industrial Properties 4 Company Snapshot State Diversification (1) Illinois 14.9% Pennsylvania 14.1% Massachusetts 13.9% Michigan 10.8% New York 9.4% Florida 8.4% Ohio 5.0% New Jersey 4.7% California 4.1% Maryland 4.0% Other 10.7% Total 100% Company Overview Innovative Industrial Properties, Inc. (NYSE “IIPR”) is an internally managed real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized properties leased to experienced, state - licensed operators for their regulated cannabis facilities . Note : As of September 30 , 2023 , values in thousands except for share count, $ /PSF, or otherwise noted . 1) Based on “Annualized Base Rent” . Refer to “Definitions” for additional details . 2) Refer to “Capital and Debt Summary” and “Definitions” for additional details . 3) Reflects annualized common stock dividend paid on October 13 , 2023 of $ 1 . 80 per share . The decision to declare or pay dividends is in the sole discretion of our board of directors in light of conditions then existing, and there can be no assurance that a dividend will be declared or paid for any time period in any amount . 4) Refer to “Definitions” for additional details . 5) Includes approximately 816 , 000 square feet under development or redevelopment . Vacancy included three industrial properties previously occupied by Kings Garden until late September 2023 and two retail properties, totaling 122 , 000 square feet . Market Capitalization (2) $2,121,494 Operating Portfolio (103 Properties) (4) Current Annualized Dividend ($) (3) $7.20 / share Total Rentable Square Feet (5) 8,148 Total Portfolio (4) Total Committed Invested Capital per Square Foot $274 Total Committed / Invested Capital (4) $2,384,049 % Leased (5) 98.5% Total Properties 108 Weighted Average Lease Length 14.9 Years

Innovative Industrial Properties 5 Delta 2023 2022 QoQ 3Q2023 2Q2023 1Q2023 4Q2022 3Q2022 Total Revenues $77,826 $76,457 $76,067 $70,461 $70,883 General and administrative expense $10,981 $10,570 $10,373 $10,232 $10,804 General and administrative expense / total revenues 14% 14% 14% 15% 15% Net income attributable to common stockholders $41,256 $40,931 $40,754 $41,168 $37,278 Net income attributable to common stockholders – diluted (“EPS”) $1.45 $1.44 $1.43 $1.46 $1.32 Funds from operations attributable to common stockholders – diluted (“FFO”) (1) $57,984 $57,685 $57,537 $53,941 $53,250 FFO per common share – diluted (1) $2.05 $2.04 $2.04 $1.92 $1.89 Normalized FFO attributable to common stockholders – diluted (“Normalized FFO”) (1) $59,096 $58,355 $58,061 $54,969 $55,376 Normalized FFO per common share – diluted (1) $2.09 $2.07 $2.06 $1.95 $1.97 Adjusted funds from operations attributable to common stockholders – diluted (“AFFO”) (1) $64,790 $63,996 $63,373 $59,625 $60,094 AFFO per common share – diluted (1) $2.29 $2.26 $2.25 $2.12 $2.13 Common stock dividend per share (2) $1.80 $1.80 $1.80 $1.80 $1.80 AFFO Payout Ratio (3) 79% 80% 80% 85% 85% Total Committed / Invested Capital (4) $2.4B $2.4B $2.4B $2.3B $2.3B % Leased – Operating Portfolio (5) 98.5% 99.9% 100.0% 100.0% 100.0% Rent Collection % / Quarter – Operating Portfolio (5) 97% 97% 98% 94% 96% Quarterly Performance Summary Note : Dollars in thousands except for $ /share or otherwise noted . 1) Refer to “FFO, Normalized FFO, and AFFO Reconciliation” and “Definitions” for additional details . 2) Reflects quarterly common stock dividend declared in the quarter . 3) Calculated by dividing the common stock dividend declared per share by AFFO per common share – diluted . 4) Dollars in billions, refer to “Definitions” for additional details . 5) Refer to “Definitions” for additional details . $2.13 $2.12 $2.25 $2.26 $2.29 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 AFFO (1) $1.97 $1.95 $2.06 $2.07 $2.09 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 Normalized FFO (1) $70,883 $70,461 $76,067 $76,457 $77,826 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 Total Revenues

Innovative Industrial Properties 6 September 30, December 31, (In thousands, except share and per share amounts) 2023 2022 Assets Real estate, at cost: Land $142,524 $139,953 Buildings and improvements 2,100,662 2,010,628 Construction in progress 107,772 54,106 Total real estate, at cost 2,350,958 2,204,687 Less accumulated depreciation (186,121) (138,405) Net real estate held for investment 2,164,837 2,066,282 Construction loan receivable 21,556 18,021 Cash and cash equivalents 117,034 87,122 Restricted cash 1,450 1,450 Investments 41,885 200,935 Right of use office lease asset 1,453 1,739 In-place lease intangible assets, net 8,460 9,105 Other assets, net 32,748 30,182 Total assets $2,389,423 $2,414,836 Liabilities and stockholders’ equity Liabilities: Exchangeable Senior Notes, net $4,423 $6,380 Notes due 2026, net 296,107 295,115 Building improvements and construction funding payable 12,724 29,376 Accounts payable and accrued expenses 13,631 10,615 Dividends payable 51,079 50,840 Rent received in advance and tenant security deposits 59,120 58,716 Other liabilities 3,670 1,901 Total liabilities 440,754 452,943 Stockholders’ equity: Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, $15,000 liquidation preference ($25.00 per share), 600,000 shares issued and outstanding at September 30, 2023 and December 31, 2022 14,009 14,009 Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,039,830 and 27,972,830 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively 28 28 Additional paid-in capital 2,081,291 2,065,248 Dividends in excess of earnings (146,659) (117,392) Total stockholders’ equity 1,948,669 1,961,893 Total liabilities and stockholders’ equity $2,389,423 $2,414,836 Balance Sheet

Innovative Industrial Properties 7 For the Three Months Ended For the Nine Months Ended September 30, September 30, (In thousands, except share and per share amounts) 2023 2022 2023 2022 Revenues: Rental (including tenant reimbursements) $77,286 $70,345 $228,734 $204,454 Other 540 538 1,616 1,444 Total revenues 77,826 70,883 230,350 205,898 Expenses: Property expenses 6,318 2,823 17,700 7,232 General and administrative expense 10,981 10,804 31,924 28,288 Depreciation and amortization expense 16,678 15,900 50,096 45,001 Total expenses 33,977 29,527 99,720 80,521 Income from operations 43,849 41,356 130,630 125,377 Interest and other income 2,075 773 6,625 1,411 Interest expense (4,330) (4,513) (13,322) (13,783) Gain (loss) on exchange of Exchangeable Senior Notes - - 22 (125) Net income 41,594 37,616 123,955 112,880 Preferred stock dividends (338) (338) (1,014) (1,014) Net income attributable to common stockholders $41,256 $37,278 $122,941 $111,866 Net income attributable to common stockholders per share: Basic $1.46 $1.33 $4.36 $4.10 Diluted $1.45 $1.32 $4.32 $4.06 Weighted-average shares outstanding: Basic 27,983,004 27,938,568 27,971,544 27,144,953 Diluted 28,265,605 28,157,934 28,248,054 27,496,151 Net Income

Innovative Industrial Properties 8 For the Three Months Ended For the Nine Months Ended September 30, September 30, (In thousands, except share and per share amounts) 2023 2022 2023 2022 Net income attributable to common stockholders $41,256 $37,278 $122,941 $111,866 Real estate depreciation and amortization 16,678 15,900 50,096 45,001 FFO attributable to common stockholders (basic) 57,934 53,178 173,037 156,867 Cash and non-cash interest expense on Exchangeable Senior Notes 50 72 169 474 FFO attributable to common stockholders (diluted) 57,984 53,250 173,206 157,341 Financing expense - 14 - 118 Litigation-related expense 1,112 2,112 2,328 2,231 Loss (gain) on exchange of Exchangeable Senior Notes - - (22) 125 Normalized FFO attributable to common stockholders (diluted) 59,096 55,376 175,512 159,815 Interest income on seller-financed note (1) 402 - 939 - Stock-based compensation 4,934 4,379 14,647 13,195 Non-cash interest expense 335 316 992 934 Above-market lease amortization 23 23 69 69 AFFO attributable to common stockholders (diluted) $64,790 $60,094 $192,159 $174,013 FFO per common share – diluted $2.05 $1.89 $6.13 $5.72 Normalized FFO per common share – diluted $2.09 $1.97 $6.21 $5.81 AFFO per common share – diluted $2.29 $2.13 $6.80 $6.33 Weighted average common shares outstanding – basic 27,983,004 27,938,568 27,971,544 27,144,953 Restricted stock and restricted stock units ("RSUs") 206,919 118,567 193,503 115,445 Dilutive effect of Exchangeable Senior Notes 75,682 100,799 83,007 235,753 Weighted average common shares outstanding – diluted 28,265,605 28,157,934 28,248,054 27,496,151 FFO, Normalized FFO, and AFFO Reconciliation 1) Amount reflects the non - refundable interest paid on the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to affiliates of Medical Investor Holdings LLC (Vertical), which is recognized as a deposit liability and is included in other liabilities in our condensed consolidated balance sheet as of September 30 , 2023 , as the transaction did not qualify for recognition as a completed sale .

Innovative Industrial Properties 9 2023 2022 (In thousands, except share and per share amounts) 3Q2023 2Q2023 1Q2023 4Q2022 3Q2022 Revenues: Rental (including tenant reimbursements) $77,286 $75,919 $75,529 $69,923 $70,345 Other 540 538 538 538 538 Total revenues 77,826 76,457 76,067 70,461 70,883 Expenses: Property expenses 6,318 5,759 5,623 3,288 2,823 General and administrative expense 10,981 10,570 10,373 10,232 10,804 Depreciation and amortization expense 16,678 16,704 16,714 16,302 15,900 Total expenses 33,977 33,033 32,710 29,822 29,527 Gain on sale of real estate - - - 3,601 - Income from operations 43,849 43,424 43,357 44,240 41,356 Interest and other income 2,075 2,317 2,233 1,784 773 Interest expense (4,330) (4,472) (4,520) (4,518) (4,513) Gain (loss) on exchange of Exchangeable Senior Notes - - 22 - - Net income 41,594 41,269 41,092 41,506 37,616 Preferred stock dividends (338) (338) (338) (338) (338) Net income attributable to common stockholders $41,256 $40,931 $40,754 $41,168 $37,278 Net income attributable to common stockholders per share: Basic $1.46 $1.45 $1.45 $1.47 $1.33 Diluted $1.45 $1.44 $1.43 $1.46 $1.32 Weighted-average shares outstanding: Basic 27,983,004 27,981,517 27,949,747 27,938,804 27,938,568 Diluted 28,265,605 28,257,239 28,223,698 28,160,261 28,157,934 Historical Net Income

Innovative Industrial Properties 10 2023 2022 (In thousands, except share and per share amounts) 3Q2023 2Q2023 1Q2023 4Q2022 3Q2022 Net income attributable to common stockholders $41,256 $40,931 $40,754 $41,168 $37,278 Real estate depreciation and amortization 16,678 16,704 16,714 16,302 15,900 Gain on sale of real estate - - - (3,601) - FFO attributable to common stockholders (basic) 57,934 57,635 57,468 53,869 53,178 Cash and non-cash interest expense on Exchangeable Senior Notes 50 50 69 72 72 FFO attributable to common stockholders (diluted) 57,984 57,685 57,537 53,941 53,250 Financing expense - - - 249 14 Litigation-related expense 1,112 670 546 779 2,112 (Gain) loss on exchange of Exchangeable Senior Notes - - (22) - - Normalized FFO attributable to common stockholders (diluted) 59,096 58,355 58,061 54,969 55,376 Interest income on seller-financed note (1) 402 403 134 - - Stock-based compensation 4,934 4,884 4,829 4,312 4,379 Non-cash interest expense 335 331 326 321 316 Above-market lease amortization 23 23 23 23 23 AFFO attributable to common stockholders (diluted) $64,790 $63,996 $63,373 $59,625 $60,094 FFO per common share – diluted $2.05 $2.04 $2.04 $1.92 $1.89 Normalized FFO per common share – diluted $2.09 $2.07 $2.06 $1.95 $1.97 AFFO per common share – diluted $2.29 $2.26 $2.25 $2.12 $2.13 Weighted average common shares outstanding – basic 27,983,004 27,981,517 27,949,747 27,938,804 27,938,568 Restricted stock and RSUs 206,919 201,462 171,741 117,831 118,567 Dilutive effect of Exchangeable Senior Notes 75,682 74,260 102,210 103,626 100,799 Weighted average common shares outstanding – diluted 28,265,605 28,257,239 28,223,698 28,160,261 28,157,934 Historical FFO, Normalized FFO, and AFFO Reconciliation 1) Amount reflects the non - refundable interest paid on the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to affiliates of Vertical, which is recognized as a deposit liability and is included in other liabilities in our condensed consolidated balance sheet as of September 30 , 2023 , as the transaction did not qualify for recognition as a completed sale .

Innovative Industrial Properties 11 For the Nine Months Ended September 30, (In thousands) 2023 2022 Cash flows from operating activities Net income $123,955 $112,880 Adjustments to reconcile net income to net cash provided by operating activities Depreciation and amortization 50,096 45,001 Loss (gain) on exchange of Exchangeable Senior Notes (22) 125 Other non-cash adjustments 83 158 Stock-based compensation 14,647 13,195 Amortization of discounts on investments (2,894) (1,068) Amortization of debt discount and issuance costs 1,021 1,017 Changes in assets and liabilities Other assets, net (2,905) (6,555) Accounts payable, accrued expenses and other liabilities 5,077 5,339 Rent received in advance and tenant security deposits 404 8,683 Net cash provided by (used in) operating activities 189,462 178,775 Cash flows from investing activities Purchases of investments in real estate (34,906) (150,090) Funding of draws for improvements and construction (129,502) (316,469) Funding of construction loan and other investments (3,535) (21,360) Deposits in escrow for acquisitions - (100) Purchases of short-term investments (91,772) (278,717) Maturities of short-term investments 253,716 365,000 Net cash used in investing activities (5,999) (401,736) Cash flows from financing activities Issuance of common stock, net of offering costs - 351,960 Dividends paid to common stockholders (151,969) (133,440) Dividends paid to preferred stockholders (1,014) (1,014) Taxes paid related to net share settlement of equity awards (568) (2,441) Net cash provided by (used in) financing activities (153,551) 215,065 Net increase (decrease) in cash, cash equivalents and restricted cash 29,912 (7,896) Cash, cash equivalents and restricted cash, beginning of period 88,572 86,419 Cash, cash equivalents and restricted cash, end of period $118,484 $78,523 Supplemental disclosure of cash flow information: Cash paid during the period for interest, net of interest capitalized $8,253 $8,997 Supplemental disclosure of non-cash investing and financing activities: Accrual for current-period additions to real estate $10,520 $35,195 Deposits applied for acquisitions 250 25 Accrual for common and preferred stock dividends declared 51,079 50,841 Exchange of Exchangeable Senior Notes for common stock 1,964 26,682 Operating lease liability for obtaining right of use asset - 1,017 Statements of Cash Flows

Innovative Industrial Properties 12 Current Quarter Rentable Purchase Additional Existing Total Total State Closing / Execution Square Feet Price (1) Commitment Investment (1) Investment Investment / PSF (2) New Lease California Aug-23 23 - $200 $12,708 $12,908 $561 Total / Wtd. Avg. 23 - $200 $12,708 $12,908 $561 Capital Commitments Note : Values in thousands except for $ /PSF . Excludes commitments related to senior secured loans . 1) Excludes transaction costs . 2) Calculated as IIP’s total investment divided by the rentable square feet . 3) Excludes changes in future commitments to fund improvements for Development / Redevelopment Properties . $132,657 $66,908 $92,238 $21,500 - $57,000 $43,400 $40,800 $147,161 - $25,400 $34,000 $176,057 $107,708 $239,399 $21,500 $25,400 $91,000 $4,300 $200 4Q2021 1Q2022 2Q2022 3Q2022 4Q2022 1Q2023 2Q2023 3Q2023 Acquisitions Amendments Third Quarter Capital Commitments Two Year Capital Commitment History (3)

Innovative Industrial Properties 13 # of Rentable Square Feet Annualized Base Rent Year Leases # % $ % 2023 - - - - - 2024 - - - - - 2025 - - - - - 2026 - - - - - 2027 - - - - - 2028 - - - - - 2029 1 120 1% $2,043 1% 2030 2 153 2% $5,650 2% 2031 6 183 2% $5,530 2% 2032 1 3 0% $108 0% Thereafter 89 7,590 95% $265,605 95% Total 99 8,049 100% $278,936 100% Note : Square footage and dollars in thousands . 1) As a % of annualized base rent for Operating Portfolio . See “Definitions” for additional details . Leasing Summary Lease Expiration Schedule as of September 30, 2023 (1) - - - - - - 1% 2% 2% 0% 95% 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 Thereafter No Expiring Leases Until 2029

Top Tenants Overview

		IIP Portfolio					Second Quarter 2023[3]		Tenant Information	
		Annualized Base Rent[1]			ABR	# of		Adjusted	Market	MSO
#	Tenant	$	%	Square Feet[2]	/ Square Feet	Leases	Revenue	EBITDA[4]	Capitalization[5]	/ SSO[6]
1	PharmaCann	$44,766	16.0%	697	$64	11	Private Co.	Private Co.	Private Co.	MSO
2	Ascend Wellness (AWH)	29,543	10.6%	624	$47	4	$123	$21	$196	MSO
3	Green Thumb Industries	21,275	7.6%	664	$32	3	252	76	2,653	MSO
4	Curaleaf	19,875	7.1%	578	$34	8	339	70	3,270	MSO
5	Trulieve	18,746	6.7%	740	$25	6	282	79	1,134	MSO
6	The Cannabist Company (f/k/a Columbia Care)	17,411	6.2%	588	$30	21	129	20	386	MSO
7	Holistic Industries	17,310	6.2%	333	$52	5	Private Co.	Private Co.	Private Co.	MSO
8	4Front Ventures[7]	16,180	5.8%	488	$33	4	31	2	168	MSO
9	Cresco Labs	16,095	5.8%	379	$42	5	198	40	689	MSO
10	Parallel[8]	15,285	5.5%	832	$18	3	Private Co.	Private Co.	Private Co.	MSO
	Top 10 Tenants Total	**$216,486**	**77.6%**	**5,923**	**$37**	**70**				




LIBERTY



1) Dollars in thousands, see "Definitions" for additional details.
2) Square feet in thousands.
3) Dollars in millions, based on each company's public securities filings and earnings release, available at www.sec.gov, www.sedar.com, or each company's respective website, for the quarter ended June 30, 2023.
4) Adjusted EBITDA is a non-GAAP financial measure utilized in the industry. For definitions and reconciliations of Adjusted EBITDA to net income, see each company's public securities filings, available at www.sec.gov or www.sedar.com.
5) Dollars in millions, per S&P Capital IQ Pro as of 9/30/2023.
6) "MSO" stands for Multi-State Operator which means the tenant (or guarantor) conducts cannabis operations in more than one state. "SSO" stands for Single-State Operator which means the tenant (or guarantor) conducts cannabis operations in a single state.
7) Includes one property acquired in January 2022 for $16.0 million which did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.
8) In November 2022, Parallel defaulted on its obligations to pay rent at one of our Pennsylvania properties, which is not included in ABR.

Innovative Industrial Properties 14

Property List

#	Tenant	State	City	Date Acquired	% Leased	Square Feet: In Place[1]	Square Feet: Under Dev. / Redev.[2]	Square Feet: Total	Invested / Committed Capital $: Invested	Invested / Committed Capital $: Committed	Invested / Committed Capital $: Total $	Total $ / Square Feet
	Industrial											
1	PharmaCann	New York	Hamptonburgh	12/19/2016	100.0%	234	-	234	$121,594	$1,906	$123,500	$528
2	PharmaCann	Michigan	Warren	10/9/2019	100.0%	205	-	205	83,045	550	83,595	408
3	PharmaCann	Massachusetts	Holliston	5/31/2018	100.0%	58	-	58	30,500	-	30,500	526
4	PharmaCann	Pennsylvania	Scott Township	8/7/2019	100.0%	56	-	56	28,000	-	28,000	500
5	PharmaCann	Illinois	Dwight	10/30/2019	100.0%	66	-	66	28,000	-	28,000	424
6	PharmaCann	Ohio	Buckeye Lake Village	3/13/2019	100.0%	58	-	58	20,000	-	20,000	345
7	Ascend Wellness (AWH)	Illinois	Barry	12/21/2018	100.0%	166	-	166	71,000	-	71,000	428
8	Ascend Wellness (AWH)	Massachusetts	Athol	4/2/2020	100.0%	199	-	199	63,900	-	63,900	321
9	Ascend Wellness (AWH)	New Jersey	Franklin	2/10/2022	100.0%	114	-	114	54,500	500	55,000	482
10	Ascend Wellness (AWH)	Michigan	Lansing	7/2/2019	100.0%	145	-	145	24,150	-	24,150	167
11	Green Thumb Industries	Pennsylvania	Danville	11/12/2019	100.0%	300	-	300	94,600	-	94,600	315
12	Green Thumb Industries	Illinois	Oglesby	3/6/2020	100.0%	266	-	266	50,000	-	50,000	188
13	Green Thumb Industries	Ohio	Toledo	1/31/2020	100.0%	98	-	98	32,200	-	32,200	329
14	Curaleaf	Pennsylvania	Chambersburg	12/20/2019	100.0%	179	-	179	60,889	751	61,640	344
15	Curaleaf	Illinois	Litchfield	10/30/2019	100.0%	127	-	127	40,000	-	40,000	315
16	Curaleaf	New Jersey	Blue Anchor	7/13/2020	100.0%	123	-	123	35,000	-	35,000	285
17	Curaleaf	Massachusetts	Webster	9/1/2022	100.0%	104	-	104	21,500	-	21,500	207
18	Curaleaf	North Dakota	Fargo	12/20/2019	100.0%	33	-	33	12,190	-	12,190	369
19	Trulieve	Massachusetts	Holyoke	7/26/2019	100.0%	150	-	150	43,500	-	43,500	290
20	Trulieve	Florida	Alachua	1/22/2021	100.0%	295	-	295	41,650	-	41,650	141
21	Trulieve	Maryland	Hancock	8/13/2021	100.0%	115	-	115	29,294	221	29,515	257
22	Trulieve	Florida	Quincy	10/23/2019	100.0%	120	-	120	17,000	-	17,000	142
23	Trulieve*	Nevada	Las Vegas	7/12/2019	100.0%	43	-	43	9,600	-	9,600	223
24	Trulieve	Arizona	Cottonwood	4/27/2022	100.0%	17	-	17	5,238	-	5,238	308
25	The Cannabist Company (f/k/a Columbia Care)	Pennsylvania	Saxton	5/20/2019	100.0%	270	-	270	42,891	109	43,000	159
26	The Cannabist Company (f/k/a Columbia Care)	Virginia	Richmond	1/15/2020	100.0%	82	-	82	19,750	-	19,750	241
27	The Cannabist Company (f/k/a Columbia Care)	New Jersey	Vineland	7/16/2020	100.0%	50	-	50	11,820	-	11,820	236
28	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	10/30/2018	100.0%	58	-	58	11,250	-	11,250	194
29	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	18	-	18	9,917	-	9,917	551
30	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	12	-	12	3,276	-	3,276	273
31	Holistic Industries	Maryland	Capitol Heights	5/26/2017	100.0%	72	-	72	33,719	31	33,750	469
32	Holistic Industries	Pennsylvania	New Castle	6/10/2020	100.0%	108	-	108	25,071	579	25,650	238
33	Holistic Industries	Massachusetts	Monson	7/12/2018	100.0%	55	-	55	19,750	-	19,750	359
34	4Front Ventures	Illinois	Matteson	8/3/2021	100.0%	-	250	250	66,151	3,999	70,150	281
35	4Front Ventures	Washington	Olympia	12/17/2020	100.0%	114	-	114	17,500	-	17,500	154
36	4Front Ventures**	Massachusetts	Holliston	1/28/2022	100.0%	57	-	57	16,000	-	16,000	281
37	4Front Ventures	Massachusetts	Georgetown	12/17/2020	100.0%	67	-	67	15,500	-	15,500	231
38	Cresco Labs	Michigan	Marshall	4/22/2020	100.0%	115	-	115	32,000	-	32,000	278
39	Cresco Labs	Illinois	Kankakee	10/22/2019	100.0%	51	-	51	25,496	104	25,600	502
40	Cresco Labs	Illinois	Joliet	10/22/2019	100.0%	39	-	39	20,950	-	20,950	537
41	Cresco Labs	Ohio	Yellow Springs	1/24/2020	100.0%	50	-	50	12,927	618	13,545	271
42	Parallel***	Pennsylvania	Pittsburgh	5/13/2021	100.0%	239	-	239	67,842	-	67,842	284
43	Parallel	Florida	Lakeland	9/18/2020	100.0%	220	-	220	56,400	-	56,400	256
44	Parallel	Florida	Wimauma	3/11/2020	100.0%	373	-	373	51,500	-	51,500	138
45	Goodness Growth (f/k/a Vireo Health)	New York	Perth	10/23/2017	100.0%	40	324	364	66,794	266	67,060	184
46	Goodness Growth (f/k/a Vireo Health)	Minnesota	Otsego	11/8/2017	100.0%	89	-	89	9,710	-	9,710	109
47	Gold Flora	California	Desert Hot Springs	10/15/2021	100.0%	204	-	204	63,000	500	63,500	311

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2023.

*Harvest Health & Recreation Inc., which is a subsidiary of Trulieve Inc., executed a lease guaranty in favor of IIP for tenant's obligations at the property.

**The acquisition of the property did not satisfy the requirements for sale-leaseback accounting and therefore, the transaction is recognized as a note receivable and is included in other assets, net on our consolidated balance sheet.

***In October 2023, in its lawsuit against Parallel, IIP was awarded possession of the property by the court.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 15

Property List (Continued)

					Square Feet			Invested / Committed Capital $			
# Tenant	State	City	Date Acquired	% Leased	In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	Total $ / Square Feet
48 TILT Holdings	Pennsylvania	White Haven	2/15/2023	100.0%	58	-	58	$15,000	-	$15,000	$259
49 Battle Green	Ohio	Columbus	3/3/2023	100.0%	-	157	157	35,217	6,783	42,000	268
50 Jushi	Pennsylvania	Scranton	4/6/2018	100.0%	145	-	145	45,800	-	45,800	316
51 Calyx Peak	Missouri	Smithville	9/17/2021	100.0%	83	-	83	27,721	529	28,250	340
52 Green Peak (Skymint)	Michigan	Dimondale	8/2/2018	100.0%	56	-	56	15,799	-	15,799	282
53 The Pharm	Arizona	Willcox	12/15/2017	100.0%	358	-	358	20,000	-	20,000	56
54 Maryland Cultivation Processing (MCP)	Maryland	Hagerstown	4/13/2022	100.0%	84	-	84	25,000	-	25,000	298
55 Texas Original	Texas	Bastrop	6/14/2022	100.0%	-	85	85	15,667	6,333	22,000	259
56 Sacramento CA (Undisclosed Tenant)	California	Sacramento	2/8/2019	100.0%	43	-	43	12,710	-	12,710	296
57 Emerald Growth	Michigan	Harrison Township	6/7/2019	100.0%	45	-	45	10,000	-	10,000	222
58 Temescal Wellness	Massachusetts	North Adams	5/26/2021	100.0%	71	-	71	26,800	-	26,800	377
59 AYR Wellness	Ohio	Akron	5/14/2019	100.0%	11	-	11	3,550	-	3,550	323
60 McLane Street	California	North Palm Springs	5/12/2020	-	70	-	70	17,500	-	17,500	250
61 North Anza Road	California	Palm Springs	4/16/2019	-	24	-	24	6,309	-	6,309	263
62 North Anza Road and Del Sol Road	California	Palm Springs	4/16/2019	-	22	-	22	5,788	-	5,788	263
Industrial Subtotal / Wtd. Avg.				**98.5%**	**6,724**	**816**	**7,540**	**$1,999,426**	**$23,778**	**$2,023,204**	**$268**
Retail											
63 PharmaCann	Colorado	Commerce City	2/21/2020	100.0%	5	-	5	$2,300	-	$2,300	$460
64 PharmaCann	Colorado	Aurora	12/14/2021	100.0%	2	-	2	1,674	-	1,674	837
65 PharmaCann	Colorado	Berthoud	12/14/2021	100.0%	6	-	6	1,406	-	1,406	234
66 PharmaCann	Colorado	Mancos	12/14/2021	100.0%	4	-	4	1,148	-	1,148	287
67 PharmaCann	Colorado	Pueblo	2/19/2020	100.0%	3	-	3	1,049	-	1,049	350
68 Curaleaf	North Dakota	Dickinson	12/14/2021	100.0%	5	-	5	2,045	-	2,045	409
69 Curaleaf	North Dakota	Devils Lake	12/14/2021	100.0%	4	-	4	1,614	-	1,614	404
70 Curaleaf	Pennsylvania	Bradford	12/14/2021	100.0%	3	-	3	1,058	-	1,058	353
71 The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	4	-	4	7,338	-	7,338	1,834
72 The Cannabist Company (f/k/a Columbia Care)	Colorado	Pueblo	12/14/2021	100.0%	6	-	6	4,878	-	4,878	813
73 The Cannabist Company (f/k/a Columbia Care)	Colorado	Aurora	12/14/2021	100.0%	5	-	5	4,229	-	4,229	846
74 The Cannabist Company (f/k/a Columbia Care)	Colorado	Glenwood Springs	12/14/2021	100.0%	4	-	4	4,187	-	4,187	1,047
75 The Cannabist Company (f/k/a Columbia Care)	Colorado	Fort Collins	12/14/2021	100.0%	5	-	5	3,977	-	3,977	795
76 The Cannabist Company (f/k/a Columbia Care)	Colorado	Aurora	12/14/2021	100.0%	4	-	4	3,601	-	3,601	900
77 The Cannabist Company (f/k/a Columbia Care)	New Jersey	Vineland	7/16/2020	100.0%	4	-	4	2,165	-	2,165	541
78 The Cannabist Company (f/k/a Columbia Care)	Colorado	Aurora	12/14/2021	100.0%	5	-	5	1,991	-	1,991	398
79 The Cannabist Company (f/k/a Columbia Care)	Colorado	Englewood	12/14/2021	100.0%	4	-	4	1,778	-	1,778	445
80 The Cannabist Company (f/k/a Columbia Care)	Colorado	Trinidad	12/14/2021	100.0%	9	-	9	1,728	-	1,728	192
81 The Cannabist Company (f/k/a Columbia Care)	Colorado	Silver Plume	12/14/2021	100.0%	4	-	4	1,444	-	1,444	361
82 The Cannabist Company (f/k/a Columbia Care)	Colorado	Black Hawk	12/14/2021	100.0%	4	-	4	1,321	-	1,321	330
83 The Cannabist Company (f/k/a Columbia Care)	Colorado	Edgewater	12/14/2021	100.0%	5	-	5	1,089	-	1,089	218
84 The Cannabist Company (f/k/a Columbia Care)	Colorado	Sheridan	12/14/2021	100.0%	2	-	2	890	-	890	445
85 Green Peak (Skymint)	Michigan	East Lansing	10/25/2019	100.0%	3	-	3	3,372	28	3,400	1,133
86 Green Peak (Skymint)	Michigan	Lansing	11/4/2019	100.0%	14	-	14	2,225	-	2,225	159
87 Green Peak (Skymint)	Michigan	Flint	11/4/2019	100.0%	6	-	6	2,180	-	2,180	363
88 Green Peak (Skymint)	Michigan	Traverse City	11/25/2019	100.0%	2	-	2	1,272	-	1,272	636
89 The Pharm	Arizona	Phoenix	9/19/2019	100.0%	2	-	2	2,500	-	2,500	1,250
90 Schwazze	Colorado	Ordway	12/14/2021	100.0%	2	-	2	400	-	400	200
91 Schwazze	Colorado	Rocky Ford	12/14/2021	100.0%	13	-	13	400	-	400	31
92 Schwazze	Colorado	Las Animas	12/14/2021	100.0%	2	-	2	400	-	400	200
93 Verano	Pennsylvania	Harrisburg	3/23/2022	100.0%	3	-	3	2,750	-	2,750	917
94 South Mason Drive	Michigan	Newaygo	11/8/2019	-	2	-	2	995	-	995	498

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2023.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.

Innovative Industrial Properties 16

Property List (Continued)

						Square Feet			Invested / Committed Capital $			
#	Tenant	State	City	Date Acquired	% Leased	In Place[1]	Under Dev. / Redev.[2]	Total	Invested	Committed	Total $	Total $ / Square Feet
95	Wilder Road	Michigan	Bay City	11/4/2019	-	4	-	4	$1,740	-	$1,740	$435
	Retail Subtotal / Wtd. Avg.				**96.0%**	**150**	**-**	**150**	**$71,142**	**$28**	**$71,170**	**$474**
	Industrial / Retail											
96	The Cannabist Company (f/k/a Columbia Care)	Colorado	Denver	12/14/2021	100.0%	33	-	33	$8,206	-	$8,206	$249
97	Holistic Industries	Michigan	Madison Heights	9/1/2020	100.0%	63	-	63	28,500	-	28,500	452
98	Holistic Industries	California	Los Angeles	7/23/2019	100.0%	35	-	35	13,977	273	14,250	407
99	Cresco Labs	Massachusetts	Fall River	6/30/2020	100.0%	124	-	124	26,116	2,634	28,750	232
100	TILT Holdings	Massachusetts	Taunton	5/16/2022	100.0%	104	-	104	40,000	-	40,000	385
101	Sozo	Michigan	Warren	5/14/2021	100.0%	85	-	85	17,071	159	17,230	203
102	Schwazze	Colorado	Pueblo	12/14/2021	100.0%	8	-	8	2,165	-	2,165	271
103	Kaya Cannabis	Colorado	Denver	12/14/2021	100.0%	6	-	6	1,299	-	1,299	217
	Industrial / Retail Subtotal / Wtd. Avg.				**100.0%**	**458**	**-**	**458**	**$137,333**	**$3,067**	**$140,400**	**$307**
	Operating Portfolio Total / Wtd. Avg.				**98.5%**	**7,332**	**816**	**8,148**	**$2,207,902**	**$26,872**	**$2,234,774**	**$274**
	Dev. / Redev. Properties[3]											
104	Davis Highway	Michigan	Windsor	4/16/2021	-	97	104	201	$57,471	-	$57,471	$286
105	Inland Center Drive	California	San Bernardino	11/16/2020	-	-	192	192	35,819	-	35,819	187
106	63795 19th Avenue	California	Palm Springs	4/16/2019	-	56	180	236	34,847	-	34,847	148
107	Leah Avenue	Texas	San Marcos	3/10/2021	-	-	63	63	8,231	-	8,231	131
	Dev. / Redev. Properties / Wtd. Avg.				**-**	**153**	**539**	**692**	**$136,367**	**-**	**$136,367**	**$197**
	Pre-Leased Dev. Property[3]											
108	Perez Rd, LLC	California	Cathedral City	3/25/2022	100.0%	-	23	23	$10,314	$2,595	$12,908	$561
	Pre-Leased Dev. Property / Wtd. Avg.				**100.0%**	**-**	**23**	**23**	**$10,314**	**$2,595**	**$12,908**	**$561**
	Total Portfolio / Wtd. Avg.				**90.8%**	**7,485**	**1,378**	**8,863**	**$2,354,582**	**$29,466**	**$2,384,049**	**$269**
	State Subtotal / Wtd. Avg.											
1		*Pennsylvania*			*100.0%*	*1,361*	*-*	*1,361*	*$383,900*	*$1,439*	*$385,339*	*$283*
2		*Massachusetts*			*100.0%*	*989*	*-*	*989*	*$303,566*	*$2,634*	*$306,200*	*$310*
3		*Illinois*			*100.0%*	*715*	*250*	*965*	*$301,598*	*$4,102*	*$305,700*	*$317*
4		*Michigan*			*78.1%*	*842*	*104*	*946*	*$279,820*	*$737*	*$280,556*	*$297*
5		*California*			*35.9%*	*454*	*395*	*849*	*$200,263*	*$3,368*	*$203,631*	*$240*
6		*New York*			*100.0%*	*274*	*324*	*598*	*$188,388*	*$2,172*	*$190,560*	*$319*
7		*Florida*			*100.0%*	*1,008*	*-*	*1,008*	*$166,550*	*-*	*$166,550*	*$165*
8		*Ohio*			*100.0%*	*217*	*157*	*374*	*$103,894*	*$7,401*	*$111,295*	*$298*
9		*New Jersey*			*100.0%*	*291*	*-*	*291*	*$103,485*	*$500*	*$103,985*	*$357*
10		*Maryland*			*100.0%*	*271*	*-*	*271*	*$88,013*	*$252*	*$88,265*	*$326*
11		*Colorado*			*100.0%*	*233*	*-*	*233*	*$83,340*	*-*	*$83,340*	*$358*
12		*Texas*			*57.4%*	*-*	*148*	*148*	*$23,898*	*$6,333*	*$30,231*	*$204*
13		*Missouri*			*100.0%*	*83*	*-*	*83*	*$27,721*	*$529*	*$28,250*	*$340*
14		*Arizona*			*100.0%*	*377*	*-*	*377*	*$27,737*	*-*	*$27,737*	*$74*
15		*Virginia*			*100.0%*	*82*	*-*	*82*	*$19,750*	*-*	*$19,750*	*$241*
16		*Washington*			*100.0%*	*114*	*-*	*114*	*$17,500*	*-*	*$17,500*	*$154*
17		*North Dakota*			*100.0%*	*42*	*-*	*42*	*$15,849*	*-*	*$15,849*	*$377*
18		*Minnesota*			*100.0%*	*89*	*-*	*89*	*$9,710*	*-*	*$9,710*	*$109*
19		*Nevada*			*100.0%*	*43*	*-*	*43*	*$9,600*	*-*	*$9,600*	*$223*

Note: Subtotals and Totals include fractional amounts. Square footage and dollars in thousands except for $/PSF. "Industrial" reflects facilities utilized or expected to be utilized for regulated cannabis cultivation, processing and/or distribution activities, which can consist of industrial and/or greenhouse space. Data as of September 30, 2023.

1) Existing square footage for properties where there is no active development or redevelopment.
2) Estimated square footage upon completion of development or redevelopment.
3) Refer to "Definitions" for additional details.

Innovative Industrial Properties 17

Innovative Industrial Properties 18 Date Maturity / Wtd. Loan #City State Loan Type Executed Avg. Maturity Total $ 1 Coachella (1) California Senior Secured 6/25/2021 0.3 Years $23,000 2 Needles (2) California Senior Secured 3/3/2023 4.4 Years 16,100 Loan Portfolio Total / Wtd. Avg. 2.0 Years $39,100 Secured Loans Note : Loan list maturity does not include available loan extensions . 1) As of September 30 , 2023 , we had funded approximately $ 21 . 6 million of the construction loan . 2) Relates to the seller - financed note issued to us by the buyer in connection with our disposition of a portfolio of four properties in southern California previously leased to Vertical . The transaction did not qualify for recognition as a completed sale in accordance with GAAP and therefore, we have not derecognized the assets transferred and have not recognized the seller - financed note on our consolidated balance sheet .

Innovative Industrial Properties 19 Interest Rate / Preferred Rate / Maturity / Wtd. Quarter End (In thousands, except share and per share amounts) Wtd. Avg. Rate Avg. Maturity September 30, 2023 Unsecured debt: Exchangeable Senior Notes 3.75% 0.4 Years $4,436 Notes due 2026 5.50% 2.7 Years 300,000 Total Unsecured Debt 5.47% 2.6 Years $304,436 Gross Debt 5.47% 2.6 Years $304,436 Series A Preferred Stock: Redemption price per share $25.00 Shares outstanding 600,000 Total Preferred Equity 9.00% $15,000 Total Senior Capital 5.64% $319,436 Equity Market Capitalization: Stock Price as of 09/30/2023 $75.66 Shares outstanding 28,039,830 Equity Market Capitalization $2,121,494 Covenant (1) September 30, 2023 Debt / Total Gross Assets <60% 12% Secured Debt <40% - Unencumbered Total Gross Assets / Unsecured Debt >150% 847% Debt Service Coverage Ratio >1.5x 16.2x Egan Jones Credit Rating BBB+ Debt Maturity Schedule Capital and Debt Summary $4.4 Million $300.0 Million 2023 2024 2025 2026 2027 Thereafter Exchangeable Senior Notes Notes Due 2026 Capital Overview 1) Calculated in accordance with the indenture governing the Notes due 2026 , included in the Current Report on Form 8 - K filed with the Securities and Exchange Commission on May 25 , 2021 .

Definitions

- **Adjusted Funds From Operations ("AFFO"):** Management believes that AFFO and AFFO per share are appropriate supplemental measures of a REIT's operating performance. We calculate AFFO by adjusting Normalized FFO for certain cash and non-cash items.
- **Annualized Base Rent ("ABR"):** ABR is calculated by multiplying the sum of contractually due base rents and property management fees for the last month in the quarter, by twelve. ABR calculations exclude IIP's lease with Parallel for a Pennsylvania property.
- **Development / Redevelopment ("Dev. / Redev.") Properties:** Defined as non-operating assets under development that are not leased and not ready for their intended use.
- **Exchangeable Senior Notes:** 3.75% Exchangeable Senior Notes due 2024.
- **Funds From Operations ("FFO"):** FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. ("NAREIT"). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT's operating performance equal to net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures.

  Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT's performance because they provide an understanding of the operating performance of our properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. We believe that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. We report FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.
- **GAAP:** Accounting principles generally accepted in the United States.
- **Gross Debt:** Calculated as the sum of the principal amount outstanding of the Notes due 2026 and Exchangeable Senior Notes.
- **Normalized Funds From Operations ("Normalized FFO"):** We compute normalized funds from operations ("Normalized FFO") by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Innovative Industrial Properties 20

Definitions (Continued)

- **Notes due 2026:** 5.50% Unsecured Senior Notes due 2026.
- **Operating Portfolio:** All properties that (a) are leased or (b) are not leased but ready for their intended use.
- **Pre-Leased Development ("Dev.") Property:** Defined as non-operating assets under development that are leased but not ready for their intended use.
- **Rent Collection:** Calculated as base rent and property management fees collected over contractual base rent and property management fees due for the period. Includes security deposits applied for the payment of rent. Q3 2022, Q4 2022 and Q1 2023 include approximately $2.2 million, $541,000 and $3.1 million, respectively, of security deposits applied in connection with non-payment of rent from defaulting tenants. Q1 2023 also includes approximately $1.1 million of security deposits applied for payment of rent in connection with previously disclosed amendments with Holistic Industries, Inc. ("Holistic") at a California property and a Michigan property, which are subject to repayment over a future twelve-month period. Q2 2023 includes $1.5 million of security deposits applied for payment of rent in connection with the Holistic amendments and a previously disclosed amendment with Temescal Wellness of Massachusetts, LLC ("Temescal"), all of which are subject to repayment over a future twelve-month period. Q3 2023 includes approximately $2.2 million of security deposits applied for payment of rent in connection with the Holistic and Temescal amendments and an amendment with 4Front Ventures Corp. at an Illinois property, which is also subject to repayment over a future twelve-month period.
- **Series A Preferred:** 9.00% Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share.
- **Total Committed / Invested Capital:** Includes (1) total investments in properties (consisting of purchase price and construction funding and improvements reimbursed to tenants, if any, but excluding transaction costs) and (2) total additional commitments to reimburse certain tenants and sellers for completion of construction and improvements at the properties. Excludes loans listed in "Secured Loans".
- **Total Portfolio:** All properties, including development / redevelopment properties, pre-leased redevelopment property, and operating portfolio, as of quarter end.
- **Total Preferred Equity:** Calculated by multiplying the total Series A Preferred shares outstanding by the $25 redemption price per share.
- **Total Senior Capital:** Calculated as the sum of Gross Debt and the redemption value of the Series A Preferred Stock.
- **% Leased:** The weighted average percentage of the Operating Portfolio, which excludes development / redevelopment properties and pre-leased redevelopment property, that is leased as of the period ended.

Innovative Industrial Properties 21

Innovative Industrial Properties 22 Analyst Coverage Analyst Research Firms Contact Information Tom Catherwood BTIG Email: tcatherwood@btig.com Phone: 212 - 738 - 6140 Merrill Ross Compass Point Research and Trading Email: mross@compasspointllc.com Phone: 202 - 534 - 1392 Eric Des Lauriers Craig - Hallum Capital Group LLC Email: eric.deslauriers@craig - hallum.com Phone: 617 - 275 - 5177 Aaron Hecht JMP Securities Email: ahecht@jmpsecurities.com Phone: 415 - 835 - 3963 Alexander Goldfarb Piper Sandler Email: alexander.goldfarb@psc.com Phone: 212 - 466 - 7937 Scott Fortune Roth Capital Partners Email: sfortune@roth.com Phone: 949 - 720 - 7163 Andrew Rosivach Wolfe Research Email: arosivach@wolferesearch.com Phone: 646 - 582 - 9250 Investor Relations Email: ir@iipreit.com Phone: 858 - 997 - 3332

Innovative Industrial Properties 23 Senior Management Team and Board of Directors Senior Management Name Title Alan Gold Executive Chairman Paul Smithers President, Chief Executive Officer and Director David Smith Chief Financial Officer and Treasurer Catherine Hastings Chief Operating Officer Ben Regin Chief Investment Officer Brian Wolfe Vice President, General Counsel and Secretary Andy Bui Vice President, Chief Accounting Officer Tracie Hager Vice President, Asset Management Kelly Spicher Vice President, Real Estate Counsel Board of Directors Name Title Alan Gold Executive Chairman Paul Smithers President, Chief Executive Officer and Director Gary Kreitzer Vice Chairman (Independent) David Stecher Director (Independent) Scott Shoemaker, MD Director (Independent) Mary Allis Curran Director (Independent)